AMENDMENT NO. 7

TO

SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES

AGREEMENT

This Amendment dated as of January 30, 2015, amends the Second Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds), a Delaware statutory trust is hereby amended as follows:

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to change the name of Invesco Tax-Free Intermediate Fund to Invesco Limited Term Municipal Income Fund;

NOW, THEREFORE, the parties agree that;

1.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

“APPENDIX A

FEE SCHEDULE TO

SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES

AGREEMENT OF

AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)

Portfolios	Effective Date of Agreement
Invesco Tax-Exempt Cash Fund	July 1, 2006
Invesco Limited Term Municipal Income Fund	July 1, 2006
Invesco High Yield Municipal Fund	February 12, 2010
Invesco Intermediate Term Municipal Income Fund	February 12, 2010
Invesco Municipal Income Fund	February 12, 2010
Invesco New York Tax Free Income Fund	February 12, 2010

The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Net Assets
0.023%	First $1.5 billion
0.013%	Next $1.5 billion
0.003%	Over $3 billion

*	Annual minimum fee is $50,000. An additional $5,000 per class of shares is charged for each class other than the initial class. The $5,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000.”

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

INVESCO ADVISERS, INC.

Attest:	/s/ Peter A. Davidson	By:	/s/ John M. Zerr
	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)			AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)

Attest:	/s/ Peter A. Davidson	By:	/s/ John M. Zerr
	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

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